Exhibit 10.24
Non-Employee Director Compensation Program

The board of directors of Freshworks Inc. (referred to collectively herein as the “Company”, “our”, and “we”) adopted an amended and restated non-employee director compensation program, effective on January 1, 2026, pursuant to which each of our directors who is not an employee or consultant of our Company (each, an “eligible director”) will be eligible to receive compensation for service on our board of directors and committees of our board of directors.
Each eligible director will receive an annual cash retainer of $35,000 for serving on our board of directors, and the independent chairperson of the board of directors will receive an additional annual cash retainer of $32,500 for his or her service. The chair of the audit committee of our board of directors (the “audit committee”) will be entitled to an additional annual cash retainer of $20,000, the chair of the compensation committee of our board of directors (the “compensation committee”) will be entitled to an additional annual cash retainer of $15,000 and the chair of the nominating and corporate governance committee of our board of directors (the “nominating and corporate governance committee”) will be entitled to an additional annual cash retainer of $10,000. The members of the audit committee will be entitled to an additional annual cash retainer of $10,000, the members of the compensation committee will be entitled to an additional annual cash retainer of $7,500 and the members of the nominating and corporate governance committee will be entitled to an additional annual cash retainer of $4,400; however, in each case such cash retainer is payable only to members who are not the chair of such committee. All annual cash compensation amounts will be payable in equal quarterly installments, in arrears, on or after the last day of each fiscal quarter in which the service occurred.
Each non-employee director may elect to receive fully vested shares of our Class A common stock in lieu of his or her annual cash retainer. Such shares are issued on a quarterly basis, in arrears, and the number of such shares is calculated by dividing (1) the aggregate amount of cash compensation otherwise payable to such director by (2) the average closing price of our Class A common stock over the 30 consecutive trading days immediately preceding the grant date (the “Conversion Price”), rounded down to the nearest whole share.

Each new eligible director who joins our board of directors after this offering will be granted restricted stock units with an aggregate value of $400,000 under our 2021 Equity Incentive Plan (the “2021 Plan”). The number of such restricted stock units will be calculated by dividing $400,000 by the Conversion Price, rounded down to the nearest whole share. The restricted stock units will be granted on the next established grant date following the date the new eligible director joins our board of directors and will vest annually over a three-year period, subject to continued service as a director through each such vesting date.
On the next established grant date after each annual meeting of our stockholders, each eligible director who continues to serve as a director of our Company following the annual stockholder meeting will be granted restricted stock units with an aggregate value of $200,000 under our 2021 Plan. The number of such restricted stock units will be calculated by dividing $200,000 by the Conversion Price, rounded down to the nearest whole share. The restricted stock units shall vest in full on the first anniversary of the grant date; provided, however, that in the event a director is up for re-election at an annual meeting of stockholders and is not elected to continue serving as a member of the board of directors at such annual meeting of stockholders, the restricted stock units shall be deemed fully vested on that annual meeting date.
In addition, we will reimburse eligible directors for ordinary, necessary and reasonable out-of-pocket travel expenses to cover in-person attendance at and participation in board of directors and committee meetings.